UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/28/2004

AirTran Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-15991

NV	58-2189551
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9955 AirTran Blvd.
Orlando, FL 32827
(Address of Principal Executive Offices, Including Zip Code)

407.251.5600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On October 28, 2004, AirTran Holdings, Inc. (the "Company") entered into a new employment agreement with Joseph B. Leonard, the Company's chairman and chief executive officer. The new agreement has a term of three years, commencing September 7, 2004. The agreement provides for an annual base salary of at least $450,000, and provides for additional benefits including, but not limited to: (i) annual cash incentive awards based upon Mr. Leonard's performance and that of the Company in accordance with management's incentive plan, (ii) stock grants of 400,000 shares of the Company's common stock, (iii) reimbursement for medical and dental expenses incurred by Mr. Leonard and his spouse, (iv) post-retirement medical and dental benefits for Mr. Leonard and his spouse; and (v) free air transportation for Mr. Leonard and his spouse for their lifetimes on any route maintained by the Company.

A copy of the employment agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is filed with this report:

Exhibit #    Description

---------    ----------------
10.1         Employment agreement dated October 28, 2004 between AirTran Holdings, Inc. and Joseph B. Leonard.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: October 29, 2004.	By:	/s/ Richard P. Magurno
Richard P. Magurno
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment agreement dated October 28, 2004 between AirTran Holdings, Inc. and Joseph B. Leonard.